Exhibit 10.1

 TETRA TECH, INC.

EXECUTIVE COMPENSATION POLICY

Approved By:

Compensation Committee:                            11/14/2005

Document Owner:                        Compensation Committee

TABLE OF CONTENTS

Section
1.0	PURPOSE
2.0	PHILOSOPHY
3.0	SCOPE
4.0	ROLES AND RESPONSIBILITIES
5.0	EXECUTIVE COMPENSATION COMPONENTS AND PLAN
6.0	PROCESS FLOW/SCHEDULE
7.0	APPENDIX I - POSITIONS COVERED BY THE EXECUTIVE COMPENSATION POLICY
8.0	APPENDIX II - EXAMPLES
9.0	APPENDIX III - APPROVAL FORMS

Tetra Tech Confidential

1.0                               PURPOSE

The purpose of this document is to define the executive compensation policy for Tetra Tech, Inc.

2.0                               PHILOSOPHY

Tetra Tech’s executive compensation program is designed to:

•                  Align the interests of executive officers with those of the stockholders;

•                  Attract, motivate, reward, and retain top level executives upon whom, in large part, the success of the Company depends;

•                  Be competitive with compensation programs for companies of similar size and complexity with whom the Company competes for executive talent, including direct competitors;

•                  Provide compensation based upon the short-term and long-term performance of both the individual executive and the Company; and

•                  Strengthen the relationship between pay and performance by emphasizing variable, at-risk compensation that is dependent upon the successful achievement of specified corporate and individual goals.

3.0                               SCOPE

This policy applies to all executive officers of Tetra Tech, Inc. as well as any other positions recommended by the Chief Executive Officer (CEO) in consultation with the Chairman and approved by the Board of Directors that have a particularly significant impact on the overall success of the Company.

4.0                               ROLES AND RESPONSIBILITIES

Compensation Committee

•                  Under delegated authority from the Board of Directors, develops, administers, and monitors executive compensation in the long-term interests of the Company and its stockholders;

•                  Evaluates the performance of the Chairman and the CEO, and establishes the compensation of the Chairman and the CEO ;

•                  Establishes the compensation of all executive officers of the Company based, in part, on the CEO’s recommendations; and

•                  Determines that performance goals have been attained before payment.

Audit Committee

•                  Jointly with the Compensation Committee determines the individual performance factor for the CFO position.

Chief Executive Officer

•                  Reviews the performance of all other officers of the Company, and, in consultation with the Chairman, makes specific recommendations to the Compensation Committee in regard to their compensation; and

•                  Develops performance targets for all other executive officers and, in consultation with the Chairman, recommends those performance targets to the Compensation Committee.

Human Resources

•                  Acquires information regarding peer group and other competitor pay practices, and provides analysis of this information to the CEO, the Chairman, and the Compensation Committee; and

•                  Provides compensation practice trend data to the CEO, the Chairman, and the Compensation Committee.

Finance and Accounting

•                  Provides Corporate performance data for use in determining the degree to which certain performance objectives have been met; and

•                  Assures payments have been properly accrued for and reported.

5.0                               EXECUTIVE COMPENSATION COMPONENTS AND PLAN

The primary components of compensation for executive officers are base salary, annual performance bonuses, and long-term incentive compensation.

5.1                               BASE SALARY

Base salaries for positions in Appendix I are reviewed on an annual basis to ensure internal equity and external competitiveness.  Salaries are reviewed to determine whether the base compensation is within a reasonable range of executive pay levels at other companies that potentially compete with the Company for business and executive talent.  Total compensation is considered during this analysis.  Consideration is given to individual performance, experience and time in the position, initiative, contribution to overall corporate performance, and salaries paid to other executives in the Company.  The review and determination occur as shown in Section 6.0.

5.2                               ANNUAL PERFORMANCE BONUSES

This component is intended to promote the interests of the Company by providing both an incentive and a financial reward for those managerial and other key employees who contribute most to the operating results and growth of the Company.  Each year the Company identifies a target amount of incentive compensation for each executive officer and the other key positions listed in Appendix I.  This target is expressed as a percentage of base salary.

Bonuses are paid based upon meeting pre-determined performance criteria.  These criteria fall into two categories: (1) overall corporate performance, designated the Corporate Performance Factor (CPF), based on assessment of how the overall corporation did in achieving its key objectives and (2) individual contribution, designated the Individual Factor (IF), based on individual performance.  The CPF determined by the Compensation Committee shall have a range of 0 to 1.4 with a target of 1.0 based on achievement of key objectives. The CPF for group executives and group controllers will be determined by the CEO based on the contribution of the specific group to the Corporation. The IF shall have a range of 0 to 1.2 with a target of 1.0 for expected contribution level.  The IF will be recommended by the CEO and approved by the Compensation Committee with the exception of the Chairman, Vice Chairman, CEO, and CFO positions. The IF for the Chairman/Vice Chairman will be determined by the Compensation Committee. The IF for the CEO will be recommended by the Chairman and determined by the Compensation Committee. The IF for the CFO will be recommended by the CEO and determined jointly by the Audit Committee and Compensation Committee, giving strong consideration to the Audit Committee’s assessment of the strength of the Company’s internal financial controls and the accuracy and appropriateness of its financial reporting.

Target bonus amounts as a percentage of base salary are as follows:

TARGET BONUS AMOUNTS

POSITION	PERCENTAGE (%)
Chairman/Vice Chairman	100
Chief Executive Officer	75
Chief Operating Officer	55
President	55
Chief Financial Officer	55
Other Executive Officers	40
Other Key Positions	30-40

Each Officer is eligible to receive an annual bonus in the range of 0% to 168% of target, i.e, CPF (1.4) x IF(1.2) = 1.68 (168%) x target)

MINIMUM/MAXIMUM OF BASE

POSITION	TARGET PERCENTAGE (%)	MINIMUM (%)	MAXIMUM (%)
Chairman/Vice Chairman	100	0	168
Chief Executive Officer	75	0	126
Chief Operating Officer	55	0	92.4
President	55	0	92.4
Chief Financial Officer	55	0	92.4
Other Executive Officers	40	0	67.2
Other Key Positions	30-40	0	50.4-67.2

The Board of Directors reserves the right to “zero” the CPF if results are significantly below expected targets or a manageable event negatively and severely impacts stockholder value.  The minimum performance threshold is .6; achievement of less than 60% in either the CPF or IF will result in the elimination of the bonus paid. Notwithstanding the above, the Compensation

Committee, in consultation with the Chairman and the CEO, reserve the discretion to adjust specific performance bonus amounts when deemed to be in the interests of the shareholders.

Bonus payments are made by December 15 of each year, based upon performance in the recently concluded fiscal year.

5.3                               LONG-TERM INCENTIVE COMPENSATION

Long-term incentive awards are designed to encourage recipients to achieve long term sustained growth of stockholder value.  The long-term incentive compensation program encourages executives to maintain a long-term financial perspective by linking a substantial portion of their compensation to stockholder returns and the Company’s long-term financial success.

Long-term incentives are generally provided in the form of equity compensation, such as stock options and/or other equity related programs.  However, the Board of Directors reserves the right to utilize deferred cash incentives if beneficial to the interests of the Company and its stockholders. Long-term incentive awards may have certain restrictions, such as mandatory vesting periods which encourage participating executives to continue in the Company’s employ and thereby act as a retention incentive.

Any equity compensation shall be in accordance with the provisions and limitations of the Equity Incentive Plan periodically adopted by the Board of Directors and approved by stockholder vote.  The schedule for distribution of long term-incentives is shown in Section 6.

In addition to the above, the following guidelines will apply to the long-term incentive plan:

•                  A maximum of 2% of outstanding shares of stock and/or options will be distributed in any one year period. The Board of Directors retains the discretion to increase this amount due to special circumstances, such as an acquisition.

•                  A reserve of 10% minimum of the shares available for distribution each year will be held outside the normal distribution for special needs (i.e., hiring, retention, etc.) that occur during the year.

•                  All restricted stock grants shall be approved by the Compensation Committee of the Board of Directors

•                  No more than 0.5% of the outstanding shares of stock and/or options can be distributed to Executive Officers in one year.

•                  The plan shall target 8-15% of the non-officer population for inclusion in the long term incentive program.

•                  Minimum grants to non-officers will be 500 shares and maximum grants to non-officers will be 10,000 shares.

6.0                               PROCESS FLOW/SCHEDULE

APPENDIX I – POSITIONS COVERED BY THE EXECUTIVE COMPENSATION POLICY

Consistent with Section 3.0 of the Executive Compensation Policy, this policy applies to all executive officers of Tetra Tech, Inc. as well as any other positions recommended by the CEO and approved by the Board of Directors that have a particularly significant impact on the overall success of the Company.  Each of these positions is listed below:

Officer Positions:

Chairman

Vice Chairman

Chief Executive Officer

Executive Vice President/Chief Operating Officer

President

Executive Vice President/Chief Financial Officer

Senior Vice President Corporate Administration

Vice President, General Counsel, Secretary

Vice President, Finance and Enterprise Systems

Vice President, Corporate Controller

Vice President, Investor Relations and Corporate Development

Other Key Positions:

Senior Vice President Tt and President Remediation and Construction Group

Controller- Remediation and Construction Group

Senior Vice President Tt and President Environmental Engineering and Consulting Group

Controller- Environmental Engineering and Consulting Group

Senior Vice President Tt and President Systems Support and Security Group

Controller- Systems Support and Security Group

Senior Vice President Tt and President Civil Infrastructure Group

Controller- Civil Infrastructure Group

Senior Vice President Tt and President Government Environmental Services Group

Controller- Government Environmental Services Group

Vice President, Human Resources

Vice President, Information Services

Vice President, Contracts

Vice President, Marketing and Business Development

Vice President, Tax and Treasury

APPENDIX II – EXAMPLES

Example 1

Narrative:                                            The Company significantly exceeds each of its key objectives and the CEO significantly exceeds all individual contribution expectations, maximizing the bonus payment.

Position:	CEO	Base Salary: $500,000	CPF: 1.4	IF: 1.2

Bonus to be paid:  $500,000 X 0.75 X 1.4 X 1.2 = $630,000

Example 2

Narrative:                                            The Company achieves all and exceeds some of its key objectives, and the COO meets all individual contribution expectations.

Position:	COO	Base Salary: $360,000	CPF: 1.2	IF: 1.0

Bonus to be paid:  $360,000 X 0.55 X 1.2 X 1.0 = $237,600

Example 3

Narrative:                                            The Company meets its key objectives, and the General Counsel meets individual contribution expectations.

Position:	General Counsel	Base Salary: $250,000	CPF: 1.0	IF: 1.0

Bonus to be paid: $250,000 X 0.40 X 1.0 X 1.0 = $100,000

Example 4

Narrative:                                            The Company meets 80% of its key objectives, and the Corporate Controller significantly exceeds individual contribution expectations.

Position:	Corporate Controller	Base Salary: $205,000	CPF: 0.8	IF: 1.2

Bonus to be paid:  $205,000 X 0.40 X 0.8 X 1.2 = $78,820

Example 5

Narrative:                                            A Group President leading a company significantly misses key objectives while the overall corporation meets its goals.

Position:	Group President	Base Salary: $350,000	CPF 0.5	IF: 1.0
(below threshold)

Bonus to be paid:   $350,000 X 0.4 X 1.0 X 0.0 = 0

APPENDIX III – APPROVAL FORMS

To:                              Compensation Committee

In accordance with the terms and conditions of the Executive Compensation Policy, the following executives have earned bonus payments in the amounts indicated.

NAME	POSITION	BONUS TO BE PAID ($)*
Chairman**
Vice Chairman**
Chief Executive Officer**
Executive Vice President- Chief Operating Officer
President
Executive Vice President- Chief Financial Officer
Senior Vice President Corporate Administration
Vice President, General Counsel, Secretary
Vice President, Finance and Enterprise Systems
Vice President, Corporate Controller
Vice President, Investor Relations and Corporate Development
Vice President, Human Resources
Vice President, Information Services
Vice President, Contracts
Vice President, Marketing and Business Development
Vice President, Tax and Treasury
Senior Vice President Tt and President Remediation and Construction Group
Controller- Remediation and Construction Group
Senior Vice President Tt and President Environmental Engineering and Consulting Group
Controller- Environmental Engineering and Consulting Group
Senior Vice President Tt and President Systems Support and Security Group
Controller- Systems Support and Security Group
Senior Vice President Tt and President Civil Infrastructure Group
Controller- Civil Infrastructure Group
Senior Vice President Tt and President Government Environmental Services Group
Controller- Government Environmental Services Group

Recommended:	Chief Executive Officer

Approved:	Compensation Committee Chairperson

*Worksheet attached

**Bonus amount to be determined by Compensation Committee

PERFORMANCE BONUS WORKSHEET

PERFORMANCE FACTOR
			TARGET			AGGREGATE	BONUS
		BASE	BONUS	CORPORATE	INDIVIDUAL	PERFORMANCE	TO BE
POSITION	NAME	SALARY	%	$(0 - 1.4)	(0-1.2)	FACTOR	PAID

Vice President, Corporate Human Resources

Chief Executive Officer